UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

706 Mission Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Yelp Inc. (the “Company”), the Company’s stockholders approved the amendment of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) to increase the aggregate number of shares of the Company’s Class A Common Stock that may be issued pursuant to awards under the 2012 Plan from 16,257,359 to 18,257,359. The Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board approved the amendment of the 2012 Plan (as amended, the “Amended 2012 Plan”), subject to stockholder approval, on January 30, 2013.

Approval of the Amended 2012 Plan also constituted approval of terms and conditions in the Amended 2012 Plan that will permit the Company to grant stock options and performance awards under the Amended 2012 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Amended 2012 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A more detailed summary of the material features of the Amended 2012 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2013 (the “Proxy Statement”). Each of that summary and the foregoing description is qualified in its entirety by reference to the text of the Amended 2012 Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2013, the Company held its Annual Meeting at The St. Regis San Francisco located at 125 3rd Street, San Francisco, California 94103. At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Proxy Statement. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Each of the three nominees for Class I director was elected to serve until the Company’s 2016 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Fred Anderson	233,913,204	1,223,605	7,180,355	96.5%
Peter Fenton	234,418,953	717,856	7,180,355	96.7%
Jeremy Levine	234,605,043	531,766	7,180,355	96.8%

Stockholders approved the Amended 2012 Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
224,099,352	11,035,941	1,516	7,180,355	92.5%

Stockholders ratified the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
240,498,514	1,811,653	6,997	—	99.2%

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
235,115,534	17,501	3,774	7,180,355	97.0%

Stockholders indicated, on an advisory basis, a preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers of every “1 Year.” The voting results were as follows:

1 Year	2 Years	3 Years	Abstentions	Percentage of Votes in Favor of Every 1 Year
234,645,058	4,337	174,691	312,723	96.8%

        Based on the voting results and its consideration of the appropriate voting frequency for the Company at this time, on June 5, 2013, the Board resolved that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	2012 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	YELP INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	2012 Equity Incentive Plan, as amended.